Exhibit 99.1


                                  Friedman's
                          The Value Leader Since 1929
                171 Crossroads Parkway Savannah, Georgia 31422
                      PO Box 8025Savannah, Georgia 31412
                         (912) 233-9333 (800) 545-9033


                                                  Contact: Sitrick And Company
                                                           Brenda Adrian
                                                           Maya Pogoda
                                                           (912) 447-6000
                                                           ext. 10018

For Immediate Release
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                      Friedman's Receives Court Approval
           On "First-Day Motions" In Its Voluntary Chapter 11 Filing

            Obtains Interim Approval to Borrow Up To $40 Million on
         $150 Million DIP Financing Commitment from Citicorp USA, Inc.
    and Interim Approval of Cash Collateral Agreement with Existing Lenders

           Savannah Bankruptcy Court Also Approves First-Day Orders
                     For Customers, Employees and Vendors

         Savannah, GA - January 24, 2005 - Friedman's Inc. (OTC: FRDM.PK), the Value Leader in fine jewelry retailing, announced that it has received a commitment for up to $150 million in debtor-in-possession (DIP) financing from a group of lenders led by Citicorp USA, Inc. and arranged by Citigroup Global Markets, Inc.

         On Friday, Friedman's received interim court approval permitting it to borrow up to $40 million of the DIP financing facility. Upon closing, which is anticipated to be completed this week following entry of the interim DIP financing order by the Bankruptcy Court, the interim DIP financing will be immediately available to repay Friedman's prepetition revolving credit facility, to purchase inventory and for general corporate purposes. The final hearing on the DIP financing facility has been scheduled for February 18. At the final hearing, Friedman's expects to seek approval of the remainder of the DIP facility, which currently remains subject to satisfactory diligence review by the lenders and customary conditions. To the extent that the full $150 million is approved at the final hearing, the Company has agreed to use the final DIP financing facility to repay its prepetition term loan facility, to fund certain payments to vendors under its prepetition secured trade credit program, to purchase additional inventory and for general corporate purposes.

         In connection with the approval of the interim DIP financing facility, Friedman's also reached an agreement with its existing lenders on the terms for the consensual use of their cash collateral through the duration of the Company's chapter 11 cases as well as the granting of senior liens to Friedman's new lenders under the DIP financing facility.

         The Company also announced that it received Court approval during its first day hearings to among other things, pay pre-petition employee wages, salaries, workers' compensation, health benefits, life and disability insurance and other employee obligations during its restructuring under chapter 11. The Company obtained permission to pay trust taxes in the ordinary course of business, including pre-petition amounts, continued use of its cash management systems and authorization to continue with ordinary course customer programs, such as, return privileges, layaways, product protection plans, gift certificates and other customer programs during the restructuring period. The Company is authorized to pay ordinary course postpetition expenses without seeking Court authority.

         Friedman's Chief Executive Officer Sam Cusano said he was extremely pleased with the Court's approval of its "first-day" orders and interim DIP financing. "Having secured DIP financing and approval of our first-day motions within the first week of the case gives Friedman's forward momentum toward restructuring the Company. As we head into the Valentine's Day shopping season, our $40 million interim financing authority gives the Company the liquidity and resources to work with vendors to restore merchandise shipments in and out of our stores that were interrupted by the unanticipated liquidity events of the last several weeks."

         Mr. Cusano also stated that Friedman's has already contacted a number of its major vendors, who have indicated their intention to continue to support Friedman's in its chapter 11 reorganization. Friedman's also received Court approval to continue various vendor-related programs, including payment of prepetition consignment claims relating to merchandise still held by the Company. "There will be no interruption in operations at the Company's stores, and we will continue to purchase and pay for goods and services from our suppliers," said Mr. Cusano. Mr. Cusano also said that the Company had been informed that the Office of United States Trustee planned to appoint an official unsecured creditors committee early this week and that the Company planned to meet with the committee following its appointment later this week in New York City.

         The Company filed voluntary chapter 11 petitions on behalf of the Company and seven of its subsidiaries in the U.S. Bankruptcy Court for the Southern District of Georgia, in Savannah on January 14, 2004. The cases were filed to alleviate short-term liquidity issues which followed unanticipated limitations imposed earlier this month by the Company's prepetition lenders, continue Friedman's ongoing restructuring initiatives, and facilitate the Company's turnaround.

About Friedman's

Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: http://www.friedmans.com.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to obtain use of cash collateral and/or debtor-in-possession (DIP) financing on an final basis and to operate pursuant to the terms of such agreements; court approval of the motions prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one of more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and Justice Department investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risks factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.


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